UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

Plum Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 Fillmore St. #2089

San Francisco, California 94115

(Address of principal executive offices, including Zip Code)

(929) 529-7153

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	PLMJ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLMJW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	PLMJU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On January 15, 2025 and with immediate effect, Mr. Michael Dinsdale resigned his position as a member of the board of directors (the “Board”) of Plum Acquisition Corp. III (the “Company”). Mr. Dinsdale was a member of the Board’s audit committee and chairman of the Board’s nominating committee. Mr. Dinsdale’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies or practices.

On January 15, 2025 and with immediate effect, the Board appointed Mr. Hume Kyle to fill the vacancy resulting from Mr. Dinsdale’s resignation, to serve the remainder of Mr. Dinsdale’s term and to hold office until a successor is appointed or Mr. Kyle’s appointment is ratified. Mr. Kyle was also appointed as a member of the audit committee and as chairman of the nominating committee.

Hume Kyle. Mr. Kyle is a CPA, CA, CFA, with over 40 years of private sector and public accounting experience, including over 25 years working with mining, energy and other natural resources companies in senior management and board roles. Mr. Kyle served as Executive Vice President and Chief Financial Officer of Dundee Precious Metals Inc., a multi-national gold mining company, from 2011 until his retirement on December 31, 2022. Prior to that Mr. Kyle was Vice President, Treasurer and Controller of TransAlta Corporation, a multi-national power generation and wholesale marketing company, from 2009 to 2011, and Vice President, Finance and Chief Financial Officer of Fort Chicago Energy Partners L.P., a pipeline, natural gas liquids processing, and power company, from 2003 to 2009. Mr. Kyle also held increasingly senior finance and accounting roles at Nexfor Inc., Noranda Inc., Deloitte & Touche, and Price Waterhouse & Co. Additionally, Mr. Kyle currently serves on the board of Novagold Resources Inc. (2023 to present) and previously served on the boards of Stornoway Diamond Corporation (2014 to 2019), Alliance Pipeline (2004 to 2009), Aux Sable (2004 to 2009), and the Canadian Association of Income Funds (2005 to 2009), serving on several committees, including the Audit Committee, as Chair. Mr. Kyle holds a Bachelor of Arts degree in Economics and Accounting from the University of Western Ontario, a Graduate Diploma in Public Accounting from McGill University, a CA designation from the Canadian Institute of Chartered Accountants, a CFA designation from the Institute of Chartered Financial Analysts, and a ICD.D designation from the Institute of Corporate Directors.

There are no arrangements or understandings between Mr. Kyle, the Board or any other person pursuant to which Mr. Kyle was appointed to serve as a director on the Board, and there are no family relationships between Mr. Kyle and the Board. Mr. Kyle does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Additionally, Mr. Kyle will not be compensated by the Company for his service as a director. In connection with the appointment as a director, Mr. Kyle entered into a customary indemnification agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUM ACQUISITION CORP. III

Date: January 15, 2025	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

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